For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2024 EARNINGS

ABILENE, Texas, January 23, 2025 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $62.32 million for the fourth quarter of 2024 compared to earnings of $55.31 million for the third quarter of 2024 and $45.98 million for the same quarter a year ago. Diluted earnings per share were $0.43 for the fourth quarter of 2024 compared with $0.39 for the third quarter of 2024 and $0.32 for the fourth quarter of 2023.

For the year ended December 31, 2024, the Company reported net income of $223.51 million, or $1.56 per diluted share, compared to $198.98 million, or $1.39 per diluted share, for the year ended December 31, 2023, reflecting an increase of $24.53 million, or 12.33 percent.

“We are very pleased with both our fourth quarter and annual results for 2024. We finished 2024 with strong growth in earnings, loans and deposits,” said F. Scott Dueser, Chairman and CEO of First Financial Bankshares, Inc. “We are encouraged by the momentum we have gained over this past year growing our earning assets and funding sources while seeing improvement in our margin. As we enter 2025, we will continue to remain focused on maintaining this momentum, staying consistent to our proven track record of sound fundamental banking practice and actively manage the impact of the current interest rate, regulatory and economic environments. We appreciate the continued support of our customers, shareholders and associates and assure you that we will continue to put You First!”, Mr. Dueser added.

Net interest income for the fourth quarter of 2024 was $116.12 million compared to $107.11 million for the third quarter of 2024 and $97.51 million for the fourth quarter of 2023. The net interest margin, on a tax- equivalent basis, was 3.67 percent for the fourth quarter of 2024 compared to 3.50 percent for the third quarter of 2024 and 3.33 percent in the fourth quarter of 2023. Average interest-earning assets were $12.86 billion for the fourth quarter of 2024 compared to $11.93 billion for the same quarter a year ago.

The Company recorded a provision for credit losses of $1.00 million for the fourth quarter of 2024 compared to a provision of $6.12 million for the third quarter of 2024. The Company did not record a provision in fourth quarter 2023. The Company recorded a provision for credit losses of $13.82 million for the year ended December 31, 2024, versus $10.63 million recorded in the prior year.

The allowance for credit losses totaled $98.33 million, at December 31, 2024, compared to $88.73 million, at December 31, 2023, or 1.24 percent of loans held-for-investment (“loans” hereafter) as of both year ends. Additionally, the reserve for unfunded commitments totaled $8.68 million at December 31, 2024 compared to $7.90 million at December 31, 2023.

For the fourth quarter of 2024, net charge-offs totaled $1.94 million compared to net charge-offs of $786 thousand for the third quarter of 2024 and $980 thousand for the fourth quarter of 2023. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.80 percent on December 31, 2024, compared to 0.83 percent at September 30, 2024 and 0.49 percent at December 31, 2023. Classified loans totaled $233.85 million on December 31, 2024, compared to $229.92 million at September 30, 2024 and $176.21 million at December 31, 2023.

Noninterest income for the fourth quarter of 2024 was $30.98 million compared to $32.36 million for the third quarter of 2024 and $21.98 million for the fourth quarter of 2023. Notable changes for the fourth quarter of 2024 when compared to the linked quarter and the same quarter a year ago are as follows:

•
Trust fee income increased $968 thousand, or 8.28 percent, compared to the third quarter of 2024 and increased $1.98 million or 18.58 percent from the same quarter last year. Trust revenue has increased primarily due to growth in assets under management to $10.83 billion at December 31, 2024 compared to $9.78 billion at December 31, 2023, as well as increases in oil and gas related fees.
•
Mortgage income increased to $3.01 million for the fourth quarter of 2024 compared to $1.94 million in the fourth quarter of 2023 due to increased loan volume from the prior year.
•
Debit card fees increased by $482 thousand for the fourth quarter of 2024 when compared to the same quarter a year ago.
•
Recoveries of interest on previously charged-off or nonaccrual loans totaled $433 thousand for the fourth quarter of 2024 compared to $1.36 million for the third quarter of 2024 and $536 thousand for the fourth quarter of 2023.
•
Securities totaling $90.72 million were sold in the fourth quarter of 2023 resulting in a loss on sales of securities of $6.21 million. There were no securities sales in 2024.

Noninterest expense for the fourth quarter of 2024 totaled $70.10 million compared to $66.01 million for the third quarter of 2024 and $63.47 million for the fourth quarter of 2023. Notable changes for the fourth quarter of 2024 when compared to the linked quarter and the same quarter a year ago are as follows:

•
Salary, commissions, and employee benefit costs increased to $41.64 million for the fourth quarter of 2024, compared to $35.75 million in the fourth quarter of 2023. The increase from the fourth quarter of 2023 is primarily related to increases of $4.15 million in profit sharing and officer bonus and incentive accruals related to growth in earnings over the prior year. Additionally, officer and employee salaries increased for additions to the middle market lending team and the audit and risk departments due to growth.
•
Noninterest expenses, excluding salary related costs, increased $734 thousand for the fourth quarter of 2024 compared to the same period in 2023 largely due to increases in software amortization and expense, occupancy expense and legal, tax and professional fees offset by a decrease in FDIC insurance premiums of $1.59 million due to the special assessment in the prior year.

The Company’s efficiency ratio was 46.81 percent for the fourth quarter of 2024 and 51.97 percent for the fourth quarter of 2023. The decrease from the same period in the prior year is primarily due to the increase in net interest income in 2024 as well as losses on sales of bonds in the prior year.

As of December 31, 2024, consolidated total assets were $13.98 billion compared to $13.11 billion at December 31, 2023. Loans totaled $7.91 billion at December 31, 2024, compared with loans of $7.15 billion at December 31, 2023. During the fourth quarter of 2024, loans grew $189.91 million, or 9.78 percent annualized, when compared to September 30, 2024 balances and grew $764.31 million or 10.69 percent from December 31, 2023 balances. Deposits and Repurchase Agreements totaled $12.16 billion at December 31, 2024, compared to $11.81 billion at September 30, 2024 and $11.52 billion at December 31, 2023. During the fourth quarter of 2024, Deposits and Repurchase Agreements grew $347.17 million, or 11.69 percent annualized, when compared to September 30, 2024 balances and $640.36 million from December 31, 2023, or 5.56 percent.

Shareholders’ equity was $1.61 billion as of December 31, 2024, compared to $1.66 billion at September 30, 2024, and $1.50 billion at December 31, 2023, resulting from growth in retained earnings offset by changes in

Other Comprehensive Income (“OCI”) due to the increase in unrealized losses in the bond portfolio related to the recent increase in longer term interest rates. The unrealized loss on the securities portfolio, net of applicable tax, totaled $424.29 million at December 31, 2024, compared to an unrealized loss of $329.82 million at September 30, 2024 and $403.30 million at December 31, 2023.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its wholly-owned subsidiary, First Financial Bank, operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Franklin, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Lumberton, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust and Asset Management Company, with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2024				2023
ASSETS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Cash and due from banks	$259,996	$296,188	$263,262	$222,464	$281,354
Interest-bearing demand deposits in banks	503,417	287,476	103,315	365,397	255,237
Federal funds sold	-	-	2,800	12,300	-
Investment securities	4,617,759	4,612,299	4,573,024	4,658,526	4,732,762
Loans, held-for-investment	7,913,098	7,723,191	7,519,733	7,229,410	7,148,791
Allowance for credit losses	(98,325)	(99,936)	(95,170)	(89,562)	(88,734)
Net loans, held-for-investment	7,814,773	7,623,255	7,424,563	7,139,848	7,060,057
Loans, held-for-sale	8,235	20,114	19,668	16,109	14,253
Premises and equipment, net	151,904	151,204	153,075	151,953	151,788
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	523	671	828	984	1,141
Other assets	309,330	278,244	310,059	310,096	295,521
Total assets	$13,979,418	$13,582,932	$13,164,075	$13,191,158	$13,105,594

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,348,041	$3,303,143	$3,289,032	$3,348,147	$3,435,586
Interest-bearing deposits	8,751,133	8,452,718	8,120,125	7,941,661	7,702,714
Total deposits	12,099,174	11,755,861	11,409,157	11,289,808	11,138,300
Repurchase agreements	61,416	57,557	138,950	307,297	381,928
Borrowings	135,603	25,978	23,703	26,803	22,153
Trade date payable	-	5,416	-	-	-
Other liabilities	76,665	75,929	73,239	75,883	64,313
Shareholders' equity	1,606,560	1,662,191	1,519,026	1,491,367	1,498,900
Total liabilities and shareholders' equity	$13,979,418	$13,582,932	$13,164,075	$13,191,158	$13,105,594

	Quarter Ended
	2024				2023
INCOME STATEMENTS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	$165,792	$159,958	$153,673	$149,495	$142,207
Interest expense	49,675	52,849	50,400	49,253	44,699
Net interest income	116,117	107,109	103,273	100,242	97,508
Provision for credit losses	1,003	6,123	5,888	808	-
Net interest income after provision for credit losses	115,114	100,986	97,385	99,434	97,508
Noninterest income	30,977	32,362	31,268	29,383	21,979
Noninterest expense	70,099	66,012	65,012	63,940	63,474
Net income before income taxes	75,992	67,336	63,641	64,877	56,013
Income tax expense	13,671	12,028	11,156	11,480	10,031
Net income	$62,321	$55,308	$52,485	$53,397	$45,982

PER COMMON SHARE DATA
Net income - basic	$0.44	$0.39	$0.37	$0.37	$0.32
Net income - diluted	0.43	0.39	0.37	0.37	0.32
Cash dividends declared	0.18	0.18	0.18	0.18	0.18
Book value	11.24	11.63	10.63	10.44	10.50
Tangible book value	9.04	9.43	8.43	8.24	8.30
Market value	36.05	37.01	29.53	32.81	30.30
Shares outstanding - end of period	142,944,704	142,906,070	142,848,909	142,817,159	142,716,939
Average outstanding shares - basic	142,898,110	142,853,215	142,814,363	142,724,674	142,680,263
Average outstanding shares - diluted	143,352,067	143,188,857	143,088,930	143,029,449	143,069,900

PERFORMANCE RATIOS
Return on average assets	1.81%	1.66%	1.61%	1.62%	1.42%
Return on average equity	15.17	14.00	14.43	14.43	14.26
Return on average tangible equity	18.78	17.49	18.38	18.29	18.92
Net interest margin (tax equivalent)	3.67	3.50	3.48	3.34	3.33
Efficiency ratio	46.81	46.45	47.41	48.37	51.97

	Year Ended
	Dec. 31,
INCOME STATEMENTS	2024	2023
Interest income	$628,918	$528,070
Interest expense	202,177	144,261
Net interest income	426,741	383,809
Provision for credit losses	13,821	10,631
Net interest income after provision for credit losses	412,920	373,178
Noninterest income	123,989	108,003
Noninterest expense	265,063	237,882
Net income before income taxes	271,846	243,299
Income tax expense	48,335	44,322
Net income	$223,511	$198,977

PER COMMON SHARE DATA
Net income - basic	$1.56	$1.39
Net income - diluted	1.56	1.39
Cash dividends declared	0.72	0.71
Book value	11.24	10.50
Tangible book value	9.04	8.30
Market value	$36.05	$30.30
Shares outstanding - end of period	142,944,704	142,716,939
Average outstanding shares - basic	142,822,880	142,688,585
Average outstanding shares - diluted	143,232,520	142,938,977

PERFORMANCE RATIOS
Return on average assets	1.68%	1.55%
Return on average equity	14.51	14.99
Return on average tangible equity	18.24	19.65
Net interest margin (tax equivalent)	3.50	3.29
Efficiency ratio	47.23	47.26

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2024				2023
ALLOWANCE FOR LOAN LOSSES	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Balance at beginning of period	$99,936	$95,170	$89,562	$88,734	$89,714
Loans charged-off	(2,184)	(1,279)	(702)	(850)	(1,213)
Loan recoveries	243	493	400	422	233
Net recoveries (charge-offs)	(1,941)	(786)	(302)	(428)	(980)
Provision for loan losses	330	5,552	5,910	1,256	-
Balance at end of period	$98,325	$99,936	$95,170	$89,562	$88,734

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$8,004	$7,433	$7,455	$7,903	$7,903
Provision for unfunded commitments	673	571	(22)	(448)	-
Balance at end of period	$8,677	$8,004	$7,433	$7,455	$7,903

Allowance for loan losses /
period-end loans held-for-investment	1.24%	1.29%	1.27%	1.24%	1.24%
Allowance for loan losses /
nonperforming loans	158.02	156.44	157.20	247.48	256.36
Net charge-offs (recoveries) / average total loans
(annualized)	0.10	0.04	0.02	0.02	0.06

	As of
	2024				2023
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Commercial:
C&I	$1,176,993	$1,175,774	$1,141,990	$1,191,516	$1,164,811
Municipal	369,246	333,732	359,124	211,013	214,850
Total Commercial	1,546,239	1,509,506	1,501,114	1,402,529	1,379,661
Agricultural	95,543	83,269	86,186	87,882	84,890
Real Estate:
Construction & Development	1,054,603	1,013,810	986,394	921,773	963,158
Farm	339,665	315,720	318,597	311,002	344,954
Non-Owner Occupied CRE	805,566	825,928	815,713	853,721	827,969
Owner Occupied CRE	1,083,100	1,086,750	1,049,715	1,032,845	1,037,281
Residential	2,196,767	2,112,196	1,990,604	1,918,573	1,834,593
Total Real Estate	5,479,701	5,354,404	5,161,023	5,037,914	5,007,955
Consumer:
Auto	638,560	618,103	615,192	549,837	521,859
Non-Auto	153,055	157,909	156,218	151,248	154,426
Total Consumer	791,615	776,012	771,410	701,085	676,285

Total loans held-for-investment	$7,913,098	$7,723,191	$7,519,733	$7,229,410	$7,148,791

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$42,563	$41,362	$57,864	$62,623	$40,834
Substandard	191,288	188,561	161,399	138,964	135,379
Doubtful	-	-	-	-	-
Total classified loans	$233,851	$229,923	$219,263	$201,587	$176,213

NONPERFORMING ASSETS
Nonaccrual loans	$61,938	$63,378	$60,311	$36,157	$33,609
Accruing loans 90 days past due	287	504	231	33	1,004
Total nonperforming loans	62,225	63,882	60,542	36,190	34,613
Foreclosed assets	871	535	647	1,014	483
Total nonperforming assets	$63,096	$64,417	$61,189	$37,204	$35,096

As a % of loans held-for-investment and foreclosed assets	0.80%	0.83%	0.81%	0.51%	0.49%
As a % of end of period total assets	0.45	0.47	0.46	0.28	0.27

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
		2024			2023
CAPITAL RATIOS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Common equity Tier 1 capital ratio	18.83%	18.83%	18.42%	18.60%	18.50%
Tier 1 capital ratio	18.83	18.83	18.42	18.60	18.50
Total capital ratio	20.00	20.03	19.55	19.70	19.62
Tier 1 leverage ratio	12.49	12.53	12.40	12.12	12.06
Tangible common equity ratio	9.46	10.16	9.38	9.14	9.26
Equity/Assets ratio	11.49	12.24	11.54	11.31	11.44

	Quarter Ended
		2024			2023
NONINTEREST INCOME	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Trust fees	$12,662	$11,694	$11,714	$11,379	$10,678
Service charges on deposits	6,306	6,428	6,009	6,246	6,523
Debit card fees	5,506	5,528	5,145	4,891	5,024
Credit card fees	617	617	672	631	631
Gain on sale and fees on mortgage loans	3,009	3,359	3,687	3,128	1,940
Net gain (loss) on sale of available-for-sale securities	-	-	-	-	(6,205)
Net gain (loss) on sale of foreclosed assets	36	(30)	(58)	-	23
Net gain (loss) on sale of assets	214	267	2	-	(101)
Interest on loan recoveries	433	1,359	664	555	536
Other noninterest income	2,194	3,140	3,433	2,553	2,930
Total noninterest income	$30,977	$32,362	$31,268	$29,383	$21,979

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$37,996	$35,262	$35,569	$35,003	$34,560
Profit sharing expense	3,648	2,235	1,903	1,680	1,193
Net occupancy expense	3,753	3,738	3,618	3,470	3,348
Equipment expense	2,305	2,291	2,233	2,237	2,020
FDIC insurance premiums	1,511	1,514	1,508	1,965	3,105
Debit card expense	3,220	3,248	3,242	3,058	3,229
Legal, tax and professional fees	3,751	3,865	3,809	2,734	3,125
Audit fees	423	582	453	333	587
Printing, stationery and supplies	293	199	425	447	492
Amortization of intangible assets	147	157	157	157	228
Advertising, meals and public relations	1,642	1,466	1,466	1,455	1,146
Operational and other losses	863	955	769	1,154	1,096
Software amortization and expense	3,648	3,712	3,158	3,005	3,017
Other noninterest expense	6,899	6,788	6,702	7,242	6,328
Total noninterest expense	$70,099	$66,012	$65,012	$63,940	$63,474

TAX EQUIVALENT YIELD ADJUSTMENT	2,673	2,628	$2,572	$2,573	$2,649

	Year Ended
	Dec. 31,
NONINTEREST INCOME	2024	2023
Trust fees	$47,449	$40,456
Service charges on deposits	24,988	25,378
Debit card fees	21,070	21,721
Credit card fees	2,537	2,645
Gain on sale and fees on mortgage loans	13,183	11,890
Net gain (loss) on sale of available-for-sale securities	-	(7,119)
Net gain (loss) on sale of foreclosed assets	(51)	46
Net gain on sale of assets	484	1,525
Interest on loan recoveries	3,010	2,055
Other noninterest income	11,319	9,406
Total noninterest income	$123,989	$108,003

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$143,830	$130,542
Profit sharing expense	9,466	1,373
Net occupancy expense	14,579	13,766
Equipment expense	9,065	8,545
FDIC insurance premiums	6,498	7,749
Debit card expense	12,768	12,933
Legal, tax and professional fees	14,157	11,666
Audit fees	1,793	2,241
Printing, stationery and supplies	1,364	2,454
Amortization of intangible assets	618	912
Advertising, meals and public relations	6,028	6,032
Operational and other losses	3,741	3,842
Software amortization and expense	13,523	10,288
Other noninterest expense	27,633	25,539
Total noninterest expense	$265,063	$237,882

TAX EQUIVALENT YIELD ADJUSTMENT	$10,446	$11,552

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Dec. 31, 2024			Sept. 30, 2024
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,895	$23	4.90%	$2,901	$43	5.84%
Interest-bearing demand deposits in nonaffiliated banks	308,118	3,578	4.62	200,756	2,716	5.38
Taxable securities	3,320,754	21,896	2.64	3,211,490	19,866	2.47
Tax-exempt securities	1,425,934	9,858	2.77	1,418,214	9,742	2.75
Loans	7,806,860	133,110	6.78	7,643,238	130,220	6.78
Total interest-earning assets	12,863,561	$168,465	5.21%	12,476,599	$162,587	5.18%
Noninterest-earning assets	824,757			817,757
Total assets	$13,688,318			$13,294,356
Interest-bearing liabilities:
Deposits	$8,523,405	$49,139	2.29%	$8,240,938	$51,994	2.51%
Repurchase Agreements	63,350	271	1.70	100,892	740	2.92
Borrowings	39,709	265	2.65	24,670	116	1.87
Total interest-bearing liabilities	8,626,464	$49,675	2.29%	8,366,500	$52,850	2.51%
Noninterest-bearing deposits	3,348,062			3,279,486
Other noninterest-bearing liabilities	79,271			76,274
Shareholders' equity	1,634,521			1,572,096
Total liabilities and shareholders' equity	$13,688,318			$13,294,356

Net interest income and margin (tax equivalent)		$118,790	3.67%		$109,737	3.50%

	Three Months Ended			Three Months Ended
	June 30, 2024			Mar. 31, 2024
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$5,160	$74	5.81%	$3,923	$57	5.85%
Interest-bearing demand deposits in nonaffiliated banks	159,707	2,292	5.77	344,969	4,657	5.43
Taxable securities	3,250,684	19,912	2.45	3,376,324	19,952	2.36
Tax-exempt securities	1,404,706	9,730	2.77	1,434,505	9,794	2.73
Loans	7,405,297	124,237	6.75	7,205,424	117,608	6.56
Total interest-earning assets	12,225,554	$156,245	5.14%	12,365,145	$152,068	4.95%
Noninterest-earning assets	855,719			864,885
Total assets	$13,081,273			$13,230,030
Interest-bearing liabilities:
Deposits	$8,020,247	$48,414	2.43%	$7,878,094	$45,250	2.31%
Repurchase Agreements	212,590	1,895	3.59	317,439	2,562	3.25
Borrowings	22,932	91	1.60	132,963	1,441	4.36
Total interest-bearing liabilities	8,255,769	$50,400	2.46%	8,328,496	$49,253	2.38%
Noninterest-bearing deposits	3,289,906			3,346,757
Other noninterest-bearing liabilities	72,464			66,134
Shareholders' equity	1,463,134			1,488,643
Total liabilities and shareholders' equity	$13,081,273			$13,230,030

Net interest income and margin (tax equivalent)		$105,845	3.48%		$102,815	3.34%

	Three Months Ended
	Dec. 31, 2023
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,768	$25	5.72%
Interest-bearing demand deposits in nonaffiliated banks	145,839	1,961	5.33
Taxable securities	3,317,114	19,686	2.37
Tax-exempt securities	1,410,148	10,188	2.89
Loans	7,052,463	112,996	6.36
Total interest-earning assets	11,927,332	$144,856	4.82%
Noninterest-earning assets	886,811
Total assets	$12,814,143
Interest-bearing liabilities:
Deposits	$7,371,260	$39,225	2.11%
Repurchase Agreements	558,592	4,627	3.29
Borrowings	78,066	847	4.30
Total interest-bearing liabilities	8,007,918	$44,699	2.21%
Noninterest-bearing deposits	3,461,544
Other noninterest-bearing liabilities	65,524
Shareholders' equity	1,279,157
Total liabilities and shareholders' equity	$12,814,143

Net interest income and margin (tax equivalent)		$100,157	3.33%

	Year Ended			Year Ended
	Dec. 31, 2024			Dec. 31, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,464	$197	5.70%	$2,223	$122	5.50%
Interest-bearing deposits in nonaffiliated banks	253,393	13,242	5.23	115,785	5,890	5.09
Taxable securities	3,289,683	81,626	2.48	3,500,839	79,925	2.28
Tax-exempt securities	1,420,846	39,124	2.75	1,597,204	45,815	2.87
Loans	7,516,352	505,176	6.72	6,784,352	407,870	6.01
Total interest-earning assets	12,483,738	$639,365	5.12%	12,000,403	$539,622	4.50%
Noninterest-earning assets	840,674			860,859
Total assets	$13,324,412			$12,861,262
Interest-bearing liabilities:
Deposits	$8,166,855	$194,801	2.39%	$7,188,171	$124,830	1.74%
Repurchase Agreements	173,068	5,468	3.16	568,205	16,139	2.84
Borrowings	54,943	1,909	3.47	81,262	3,292	4.05
Total interest-bearing liabilities	8,394,866	$202,178	2.41%	7,837,638	$144,261	1.84%
Noninterest-bearing deposits	3,316,040			3,632,559
Other noninterest-bearing liabilities	73,559			63,238
Shareholders' equity	1,539,947			1,327,827
Total liabilities and shareholders' equity	$13,324,412			$12,861,262

Net interest income and margin (tax equivalent)		$437,187	3.50%		$395,361	3.29%